UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2008

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Appointment of Director

Effective as of April 16, 2008,  Susan Guerin became a Director of Vyteris, Inc. (the “Company”).  Guerin is expected to serve on the Company’s Audit Committee and shall serve as the Chairperson for the Compensation Committee.  There are no arrangements between Guerin and any persons pursuant to which she was selected as a director.  Guerin will be granted 50,000 options pursuant to the Company’s 2007 Outside Director Cash Compensation and Stock Incentive Plan.

Susan Guerin is Senior Vice President and Chief Financial Officer of Sun Chemical Corporation, where she is responsible for Finance, Information Technology, Shared Business Services and Customer Service, as well as providing operational and strategic support to the Global Leadership Team. Guerin has more than 20 years' experience in financial management and operations at major global organizations.

Prior to joining Sun Chemical, Guerin was President of the Americas Apparel Group at Paxar Corporation, where she had full profit and loss responsibility for the North American and Latin American businesses.  Other positions Guerin held include Senior Vice President Finance, Cendant Corporation, and CFO at Lerner New York.  Guerin spent 15 years with the Unilever Group and held a series of management roles both in the U.S. and overseas.  She began her career with E. F. Hutton in sales, trading and corporate finance.

Guerin holds a Masters of Business Administration degree from New York University and a Bachelor of Science degree from Cornell University.

Departure of Chief Financial Officer and Appointment of New Chief Financial Officer

Effective as of April 17, 2008, Anthony Cherichella has formally resigned as Chief Financial Officer of the Company.  Mr. Cherichella is departing the Company in order to pursue another position as Chief Financial Officer of a private company in New York City.

Effective as of April 18, 2008, Joseph Himy, currently the Company’s Vice President of Finance, has been appointed the Company’s Chief Financial Officer and Principal Accounting Officer.

Since joining Vyteris in October 2004, Mr. Himy has served as the Company’s Manager of Financial Reporting, Corporate Controller and most recently as our Vice President of Finance. Prior to joining the Company he was the Manager of Financial Reporting at LeCroy Corporation and an Audit Manager at Deloitte and Touch, LLP.  Mr. Himy graduated with honors from Brooklyn College with a B.S. in Accounting and is a Certified Public Accountant in the State of New York.  Mr. Himy is a member of the Board of Directors of three Not for Profit organizations.

Currently, Mr. Himy does not have a written employment agreement with the Company; however, it is anticipated that a formal arrangement will be approved by the Compensation Committee of the Company’s Board of Directors, and the formal written contract will be filed with the SEC pursuant to a Form 8-K, upon approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Donald Farley
Name: Donald Farley
Title: Executive Chairman

Dated:  April 18, 2008